SCHEDULE 14C DEFINITIVE INFORMATION STATEMENT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Remsleep Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

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REMSLEEP HOLDINGS, INC.

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Regulation 14C

of the Securities Exchange Act of 1934 as amended

REMSLEEP HOLDINGS, INC.

699 Walnut St. Suite 400

Des Moines, Iowa 50309-3962

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Remsleep Holdings, Inc. is referred to herein as the “Company”, “we, “our” or “us”.

This Definitive Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.0001 per share (the “Common Stock”), of RemSleep Holdings, Inc. a Nevada Corporation (the “Company”), to notify such Stockholders that on or about May 9, 2017, the Company received written consents in lieu of a meeting of Stockholders from holders of 48,500,000 shares of voting securities representing approximately 76.7% of the 63,212,227 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) to authorize the Company’s Board of Directors to approve the following:

(1) to effectuate a one (1) for twenty (20) reverse stock split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of Common Stock (the “Reverse Stock Split”).

On May 9, 2017, our Board of Directors unanimously approved the Reverse Stock Split, subject to Stockholder approval. The Majority Stockholders approved the Reverse Stock Split by written consent in lieu of a meeting on May 9, 2017. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendment. Our Board is not soliciting your proxy or consent in connection with the Corporate Actions. You are urged to read this Information Statement carefully and in its entirety for a description of the Corporate Actions taken by the Majority Stockholders. Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the Corporate Actions taken have no right under Nevada corporate law or the Articles or Bylaws to dissent or require a vote of all Stockholders.

The Corporate Action will not become effective before a date which is twenty (20) calendar days after this Information Statement is first provided to Stockholders. The Information Statement will be provided to our Stockholders of Record upon the filing of the Definitive Information Statement. The Information Statement is being provided to Stockholders of record as of May 9, 2017. The entire cost of furnishing this Information Statement will be borne by the Company.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By order of the Board of Directors of

REMSLEEP HOLDINGS, INC.

Date: May 23, 2017

/s/ Tom Wood

By: Tom Wood – Chief Executive Officer/Director

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Date: May 23, 2017

For the Board of Directors of

REMSLEEP HOLDINGS, INC.

By: /s/ Tom Wood

Tom Wood, Chief Executive Officer and Director

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the “Board”) believes that the stockholders of the Company will benefit from the Reverse Stock Split because it will attract potential investment from outside investors which will create a more liquid public market for its common stock. In order to facilitate such transaction, the Board has determined that the capitalization structure of the Company should be simplified.

ACTION TO BE TAKEN – REVERSE STOCK SPLIT

This Information Statement contains a summary of the material aspects of the Reverse Stock Split approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

ACTION - REVERSE STOCK SPLIT - DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK

GENERAL

The Board approved a resolution to effectuate the 1 for 20 reverse stock split. Under this reverse stock split each 20 shares of our Common Stock will be automatically converted into 1 share of Common Stock. To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of fractional shares.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED 20-FOLD.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Company’s Board of Directors has determined that it is in the Company’s best interests to reverse split the Company’s common stock on a one (1) for twenty (20) basis because the number of outstanding shares of our Common Stock have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors. As a result, the Board of Directors has proposed the Reverse Stock Split as one method to attract investor interest in the Company.

We believe that the reverse stock split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 63,212,223 shares of Common Stock as of May 9, 2017 to approximately 3,160,611 shares (depending on the number of fractional shares that are issued or cancelled). The Reverse Stock Split will affect the shares of common stock outstanding. The number of authorized shares of Common Stock will not be affected.

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Stock Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own fewer numbers of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by 20). While we expect that the Reverse Stock Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

Anti-Takeover Effects of the Reverse Stock Split

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt. The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management. The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders. Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders, that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise. It was done as a way to attract potential investors and conduct a financing transaction.

This proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

As discussed above, the Reverse Stock Split was the subject of a unanimous vote by the Board of Directors approving the Reverse Stock Split. There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

PLANS, PROPOSALS OR ARRANGEMENTS TO ISSUE NEWLY AVAILABLE SHARES OF COMMON STOCK

The main purpose of completing this Reverse Stock Split is to increase the amount of shares available in order to have the ability to attract investors. The Company has entered into an agreement with Wealth Forge in connection with a private offering by the Company under Regulation D of Rule 506 of the Securities Act of 1933, as amended.

FRACTIONAL SHARES

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. Instead, an additional share shall be issued to all holders of a fractional share. To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

SUMMARY OF REVERSE STOCK SPLIT

Below is a summary of the Reverse Stock Split:

•

The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every 20 pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

•

Upon the Distribution Date, the common stock held by the stockholders of record as of May 9, 2017 shall have their total shares reduced on the basis of one post-split share of Common Stock for every 20 pre-split shares outstanding.

•

As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of 63,212,223 shall be consolidated to a total of approximately 3,160,611 issued and outstanding shares (depending on the number of fractional shares that are be issued or cancelled).

•

The Company’s authorized number of common stock shall remain at 1,000,000,000 shares of the Common Stock.

•

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

•

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the record date as May 9, 2017 for the determination of Stockholders who are entitled to receive this Information Statement.

•

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Reverse Stock Split will not be filed with the Secretary of State of the State of Nevada or become effective until at least 20 calendar days after the mailing of this Information Statement.

•

This Information Statement will be mailed after the Definitive Information Statement is filed with the SEC to all Stockholders of record as of the Record date of May 9, 2017.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

Form 10-Q for quarter ended on March 31, 2017 filed on May 18, 2017

Form 8-K filed on May 2, 2017

Form 10-K/A for fiscal year ended on December 31, 2016 filed on April 18, 2017

Form 10-K for fiscal year ended on December 31, 2016 filed on April 17, 2017

Form 10-Q for quarter ended on September 30, 2016 filed on February 23, 2017

Form 10-Q for quarter ended on June 30, 2016 filed on February 22, 2017

Form 10-Q for quarter ended on March 31, 2016 filed on February 22, 2017

Form 10-K for fiscal year ended December 31, 2015 filed on February 15, 2017

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, par value $0.0001 per share, of which 63,212,223 shares are outstanding as of the date of the filing of this Preliminary Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth the ownership, as of the date of this report, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Name	No. of Shares of Common Stock	Percent of Class

Executive Officers

Tom Wood - Chief Executive Officer/Director (1) (2) (3)	22,000,000	34.8
Russell Bird - Chairman (1) (2) (4)	26,500,000	41.9

Total - Executive Officers/Directors as a Group	48,500,000	76.7

Beneficial Owners over 5%

Ken Stead	5,081,948	8.0

Total - Beneficial Owners	5,081,948	8.0

Total - All 5% owners and Executive Officers	53,581,948	84.7

(1) The following table sets forth, as of May 23, 2017, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. The address of Tom Wood and Russell Bird is at our principal office address at 699 Walnut Street, Suite 400, Des Moines, Iowa 50309-3962.

(2) Beneficial ownership is calculated based on the 63,212,227 shares of common stock issued and outstanding as of the date hereof, together with securities exercisable or convertible into such shares within sixty (60) days of the date hereof for each stockholder. The shares of common stock issuable pursuant to those convertible securities, options or warrants are deemed outstanding for computing the percentage ownership of the person holding such convertible securities, options or warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(3) Also includes Tom Wood’s ownership of 2,000,000 Preferred A Shares, which shares may be converted on a 1 to 1 basis. No Preferred A Shares have been converted.

(4) Also includes Russell Bird’s ownership of 1,500,000 Preferred A Shares, which shares may be converted on a 1 to 1 basis. No Preferred A Shares have been converted.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no such right under Nevada Corporate Law.

EFFECTIVE DATE OF REVERSE STOCK SPLIT

Pursuant to Rule 14c-2 under the Exchange Act, the reverse split shall not be effective until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: May 23, 2017

By Order of the Board of Directors

/s/ Tom Wood

Tom Wood

Chief Executive Officer and Director